Exhibit 99.1

CMS ENERGY ANNOUNCES SECOND QUARTER EARNINGS OF $0.37 PER SHARE,

OR $0.40 PER SHARE ON AN ADJUSTED BASIS, AND REAFFIRMS

ADJUSTED EARNINGS GUIDANCE OF $1.52 TO $1.55 PER SHARE

JACKSON, Mich., July 26, 2012 – CMS Energy announced today reported net income of $100 million, or $0.37 per share, for the second quarter of 2012, compared to reported net income of $100 million, or $0.38 per share, for the same quarter of 2011.

The results for the second quarter of 2011 included a one-time $32 million non-cash gain from tax law changes adopted last year and related to the company’s non-utility operations.

The company’s second quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of one-time items, such as a voluntary employee separation program that took place during the period, was $108 million, or $0.40 per share, compared to $68 million, or $0.26 per share, for the same quarter in 2011.

For the first six months of the year, CMS Energy had reported net income of $167 million, or $0.62 per share, compared to $235 million, or $0.90 per share, for the first half of 2011. On an adjusted basis, the company had income of $205 million, or $0.77 per share, for the first half of 2012 compared to $201 million, or $0.77 per share, for the same period in 2011.

The first half 2012 reported net income includes a one-time charge of $36 million, or $0.14 per share, reflecting the write-off of an electric decoupling regulatory asset at the company’s Michigan utility, Consumers Energy.

CMS Energy reaffirmed its guidance for 2012 adjusted earnings of $1.52 to $1.55 per share, consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth. The company’s reported earnings could vary from adjusted earnings because of several factors, such as legacy issues associated with prior asset sales and regulatory items from prior years. Because of those uncertainties, the company isn’t providing reported earnings guidance.

John Russell, CMS Energy’s president and chief executive officer, said the solid results reflect the strength of the company’s overall plan, which is focused on investing $6.6 billion to serve the utility’s customers and improve the environment while holding base rate increases at or below the rate of inflation for the next five years.

“We’re working hard every day and aggressively managing our costs to provide customers with safe, reliable, and affordable energy service,” Russell said, adding the company planned to reduce its operations and maintenance costs by 4 percent this year.

Adjusting the size of the company’s workforce to match ongoing customer needs is a key component of the company’s cost management, he said. A successful voluntary separation program offered during the second quarter is trimming the company’s workforce by 3 percent, pushing the company’s overall workforce reduction since 2009 to 7 percent.

In reviewing recent major events, Russell noted:

•	High temperatures and Michigan’s recovering economy pushed customer demand for electricity on July 17 to its highest level in Consumers Energy’s 125-year history.

•

Consumers Energy and HCL America Inc. announced a collaboration to create the Michigan Technology Development Center in Jackson, Mich. The center is expected to create 300 to 500 jobs in the next few years.

•

Turbine assembly continues at the company’s first wind farm, the Lake Winds® Energy Park. So far, 22 of the 56 turbines for the 100-megawatt project have been erected and the facility is on schedule to begin serving customers later this year.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

# # #

CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. Certain of these items have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2012. The company is not able to estimate the impact of these matters and is not providing reported earnings guidance.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2011, and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarter Ended March 31, 2012.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011
Operating Revenue	$1,333	$1,364	$3,076	$3,419
Operating Expenses	1,073	1,157	2,628	2,906

Operating Income	$260	$207	$448	$513
Other Income	6	8	15	17
Interest Charges	98	104	197	209

Income before Income Taxes	$168	$111	$266	$321
Income Tax Expense	67	10	105	87

Income from Continuing Operations	$101	$101	$161	$234
Income from Discontinued Operations	—	—	7	2

Net Income	$101	$101	$168	$236
Income Attributable to Noncontrolling Interests	1	1	1	1

Net Income Available to Common Stockholders	$100	$100	$167	$235

Income Per Share
Basic	$0.38	$0.40	$0.64	$0.94
Diluted	0.37	0.38	0.62	0.90

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	June 30	December 31
	2012	2011
	(Unaudited)
Assets
Cash and cash equivalents	$187	$161
Restricted cash and cash equivalents	28	27
Other current assets	1,991	2,377

Total current assets	$2,206	$2,565
Plant, property, and equipment	10,997	10,633
Other non-current assets	3,090	3,254

Total Assets	$16,293	$16,452

Liabilities and Equity
Current liabilities	$1,154	$1,281
Non-current liabilities	4,953	4,835
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,421	6,602
Non-recourse debt and finance leases	458	491

Total debt and capital and finance leases	6,879	7,093
Noncontrolling interests	44	44
Common stockholders’ equity	3,111	3,028

Total capitalization	$10,034	$10,165
Securitization debt	152	171

Total Liabilities and Equity	$16,293	$16,452

(*)	Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	First Half
	(Unaudited)
	2012	2011
Beginning of Period Cash	$161	$247
Cash provided by operating activities	$943	$1,216
Cash used in investing activities	(610)	(471)

Cash flow from operating and investing activities	$333	$745
Cash used in financing activities	(307)	—
Changes in cash included in assets held for sale	—	2

Total Cash Flow	$26	$747

End of Period Cash	$187	$994

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011
Net Income Available to Common Stockholders	$100	$100	$167	$235
Reconciling Items:
Discontinued Operations Income	—	—	(7)	(2)
Electric Decoupling Court Order	—	—	36	—
Downsizing Program	7	—	7	—
Restructuring Costs	1	—	2	—
Tax Changes	—	(32)	—	(32)

Adjusted Net Income—Non-GAAP Basis	$108	$68	$205	$201

Average Number of Common Shares Outstanding
Basic	261	250	258	250
Diluted	268	262	268	262
Basic Earnings Per Average Common Share
Net Income Per Share as Reported	$0.38	$0.40	$0.64	$0.94
Reconciling Items:
Discontinued Operations Income	—	—	(0.03)	(0.01)
Electric Decoupling Court Order	—	—	0.14	—
Downsizing Program	0.03	—	0.03	—
Restructuring Costs	—	—	0.01	—
Tax Changes	—	(0.13)	—	(0.13)

Adjusted Net Income—Non-GAAP Basis	$0.41	$0.27	$0.79	$0.80

Diluted Earnings Per Average Common Share
Net Income Per Share as Reported	$0.37	$0.38	$0.62	$0.90
Reconciling Items:
Discontinued Operations Income	—	—	(0.03)	(0.01)
Electric Decoupling Court Order	—	—	0.14	—
Downsizing Program	0.03	—	0.03	—
Restructuring Costs	—	—	0.01	—
Tax Changes	—	(0.12)	—	(0.12)

Adjusted Net Income—Non-GAAP Basis	$0.40	$0.26	$0.77	$0.77

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.